Exhibit 99.1

PRESS RELEASE

Plantronics Reports Record Revenues

FOR INFORMATION, CONTACT: Jon Alvarado Treasurer and Director, Investor Relations (831) 458-7533	FOR IMMEDIATE RELEASE January 24, 2006

SANTA CRUZ, CA - January 24, 2006 - Plantronics, Inc., (NYSE: PLT) today reported third quarter revenues of $222.5 million and earnings per share of $0.46, above the guidance it provided on November 1, 2005. Record revenues of $161.5 million were achieved by the Audio Communications Group (“ACG”) and revenues from the Audio Entertainment Group added $61 million to the total.

Audio Communications Group

ACG’s record revenues of $161.5 million were up approximately 7% from $150.6 million in the year ago quarter. Revenue growth was driven by our wireless office headsets which represented about 25% of total ACG revenues in comparison to approximately 13% a year ago. Demand for our office wireless headsets was up both in North America and also in EMEA. The Voyager 510S contributed to the increase, but the CS50 and CS60 product families also continued to grow and accounted for the majority of the growth, even in comparison to the September quarter.

On the strength of our new Bluetooth consumer headset line, revenues from Bluetooth headsets for cell phone applications were up sharply versus a year ago, though revenues from corded mobile headsets were down resulting in lower overall revenues from mobile headsets in comparison to the third quarter a year ago. Our line of Bluetooth headsets has enjoyed a good reception in the market and the Pulsar 590 and the Explorer 320 were both Best of Innovations award honorees at the International Consumer Electronics show. In addition, the Discovery 640 received the prestigious Industry Forum (iF) Design Award, a competition that critiques more than 2,000 products from 37 countries.

Finally, in comparison to a year ago, gaming and computer product revenues were down in comparison to the all-time high reached in the third quarter of 2005 which had been primarily driven by the exclusive promotion of a gaming headset for use with Halo 2.

Ken Kannappan, President and Chief Executive Officer, noted, “The benefits of freedom and mobility continue to be validated, both by the growth in wireless office products, and the reception to our Bluetooth line of mobile headsets. Our branding and advertising campaign has increased awareness and consideration of Plantronics and we are cautiously optimistic about the results to date.”

Gross margins for the Audio Communications Group were approximately 46.4%, down from 50.1% a year ago but up from 45.5% in the September quarter and in line with our expectations. Relative to the year ago quarter, the principal reason for the decline was higher manufacturing costs, in part the result of expanding capacity for anticipated future growth and in part the result of yields and unit cost on new products not yet at target levels. Higher warranty costs and larger provisions for excess and obsolete inventory were the other key factors for the decline relative to a year ago, though warranty costs were stable relative to the September quarter and requirements for E&O were lower than the September quarter. Finally, in comparison to the September quarter, progress was made on improving yields and reducing manufacturing costs.

Operating expenses were up $5.5 million versus the year ago quarter with the principal drivers being the $3.3 million spent during the quarter on our national advertising campaign partially offset by reductions in other marketing programs, and expansion of R&D. As a result of higher revenues and improved efficiencies in some areas, our total operating expenses increased by just 1.4 points to 30.4% of revenues despite the substantial increase in branding, advertising and demand generation activities and the $2 million increase in spending for new product development.

Audio Entertainment Group

Driven by strong sales of the inMotion™ portable audio line of products, Altec Lansing achieved record revenues of $61 million. (Revenues of Altec Lansing products account for all the revenues of the Audio Entertainment Group.) In accordance with purchase accounting, we recorded non-cash charges of approximately $4.2 million, including $3.3 million to cost of goods sold, and $0.9 million in S, G&A principally for amortization of intangible assets acquired. Including these non-cash charges associated with purchase accounting, the acquisition was accretive to earnings per share by $0.05 in the quarter.

“The transition to digital media, a key element of our Audio Entertainment strategy, continues to accelerate at a rapid pace. Digital music downloads grew 146% in 2005 vs. 2004. Apple sold 14 million iPods in the 4th quarter, 2-3 million more than the most optimistic forecasts, and demand for speakers for these digital players continues to grow with consumers choosing the Altec Lansing line in record numbers,” said Ken Kannappan.

Balance Sheet and Cash Flow

Our balance sheet is presented on a consolidated basis, including the assets and liabilities of both our principal business segments. Highlights for the quarter include that we repurchased 798,500 shares of stock for a total of $22.4 million, paid down $9 million on our line of credit and generated $8.5 million in cash flow from operations. Principally as a result of these factors, our cash and short term investments amounted to $58.2 million in comparison to $91.2 million as of September 30, 2005. We had strong cash collections, a full quarter of Altec Lansing revenues, and reduced our days sales outstanding to 51 in comparison to 60 for the September quarter. Inventory performance also improved from 4 turns in the September quarter to 4.8 turns in the December quarter as a result of a full quarter of Altec Lansing and a reduction of Altec Lansing inventory after a seasonally strong quarter for which they had built inventory in September.

Business Outlook

The following statements are based on current information and expectations. For the fourth quarter, we currently estimate that:

•
Revenues for the fourth quarter of fiscal 2006 will be approximately $200 to $210 million in total bringing fiscal year revenues to approximately $744 to $754 million. We expect ACG revenues to increase modestly and AEG revenues to decline sharply. (AEG’s revenues are almost entirely derived from retail channels and the consumer audio business is highly seasonal with the December quarter being the strongest historically.)

•  Earnings per share for the fourth quarter of fiscal 2006 will be in a range of $0.39 to $0.44. We expect earnings from ACG to increase but to be offset by decreases within AEG. Included in these estimates is our expectation that we will incur $1.8 million in purchase accounting related charges for amortization of intangible assets acquired, against which no tax benefit is available. Based on our estimated range for the fourth quarter, full year EPS are expected to be in the range of $1.56 to $1.61.

Plantronics does not intend to update these estimates except by its next press release announcing its fourth quarter and fiscal year 2006 results, which we plan to release on Tuesday, May 2, 2006. Any statements by persons outside Plantronics speculating on the final outcome of the fourth quarter and the fiscal year will not be based on internal Company information and should be assessed accordingly by investors.

We have been evaluating the potential to repatriate cash from offshore earnings and profits under the American Jobs Creation Act, and also evaluating borrowing offshore within that same context. Our analysis is now complete and we have decided not to repatriate cash under this program.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss the contents of this release. The conference call will take place today, Tuesday, January 24, 2006 at 2:00 PM (PST). All interested investors and potential investors in Plantronics stock are invited to participate. To listen please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call." Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #4413105 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include our estimates of revenues and earnings for the fourth quarter of fiscal 2006. These forward-looking statements involve a number of risks and uncertainties, and are based on current information and management judgment.

Among the factors that could cause actual results to differ materially from those projected are:

•	Our operating results are difficult to predict;
•
The market for our products is characterized by rapidly changing technology, short product life cycles, and frequent new product introductions, and we may not be able to develop, manufacture or market new products in response to changing customer requirements and new technologies;

•	The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
•	The inability to successfully develop, manufacture and market new products and achieve volume shipment schedules to meet demand;
•	If demand for iPod products decreases, demand for certain of our portable products could be negatively affected;
•
If Apple does not renew or cancels our licensing agreement, our products may not be compatible with iPods, resulting in loss of revenues and excess inventories, which would negatively impact our financial results;

•	A softening of the level of market demand for our products within our core contact center market and/or in the newer office, mobile, computer and residential markets;
•	The entry of new competitors which could be spurred by changes in the regulatory environment, particularly laws requiring the use of hands-free devices by drivers when using cellular telephones;
•	Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions;
•	Fluctuations in foreign exchange rates; and
•	Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used.
•
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, failure to match production to demand, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our manufacturing facilities in Mexico or in China, further terrorist acts, our nation's response to terrorist attacks and the effects of these activities on capital and consumer spending, and the loss of the services of key executives and employees.

For more information concerning these and other possible risks, please refer to the Company's Annual Report on Form 10-K filed on May 31, 2005, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Summary Unaudited Statements of Operations and Related Data

About Plantronics

In 1969, a Plantronics headset carried the historic first words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, we’ve become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation™ is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Plantronics, Altec Lansing, Clarity, VolumeLogic and Sound Innovation are either registered trademarks or trademarks of Plantronics, Inc. Bluetooth is a trademark owned by Bluetooth SIG Inc., and is used by Plantronics under license. All other products or service names mentioned herein are trademarks of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Quarter Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2005	2004	2005

Net revenues	$150,583	$222,512	$412,173	$543,646
Cost of revenues	75,150	128,486	197,572	302,469
Gross profit	75,433	94,026	214,601	241,177
Gross profit %	50.1%	42.3%	52.1%	44.4%

Research, development and engineering	11,989	15,980	32,871	45,868
Selling, general and administrative	31,642	43,130	85,867	110,845
Total operating expenses	43,631	59,110	118,738	156,713
Operating income	31,802	34,916	95,863	84,464
Operating income %	21.1%	15.7%	23.3%	15.5%

Interest and other income (expense), net	2,145	(596)	3,393	667
Income before income taxes	33,947	34,320	99,256	85,131
Income tax expense	9,505	12,307	27,792	27,713
Net income	$24,442	$22,013	$71,464	$57,418

% of Net revenues	16.2%	9.9%	17.3%	10.6%

Diluted earnings per common share	$0.48	$0.46	$1.41	$1.18
Shares used in diluted per share calculations	51,365	48,165	50,811	48,768

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2005	2005
ASSETS
Cash and cash equivalents	$78,398	$58,191
Short term investments	164,416	-
Total cash, cash equivalents, and
short term investments	242,814	58,191
Accounts receivable, net	87,558	126,169
Inventory, net	60,201	106,573
Deferred income taxes	8,675	14,130
Other current assets	7,446	15,604
Total current assets	406,694	320,667
Property, plant and equipment, net	59,745	86,792
Intangibles, net	2,948	111,283
Goodwill	9,386	54,003
Other assets	9,156	8,828
	$487,929	$581,573
LIABILITIES AND STOCKHOLDERS' EQUITY
Line of credit	$-	$32,057
Accounts payable	20,316	50,568
Accrued liabilities	39,775	49,691
Income taxes payable	11,080	14,687
Total current liabilities	71,171	147,003
Deferred tax liability	8,109	28,913
Long-term liability	2,930	1,866
Total liabilities	82,210	177,782
Stockholders' equity	405,719	403,791
	$487,929	$581,573

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED STATEMENTS OF OPERATIONS
	Quarter Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2005	2004	2005

Net revenues	$150,583	$161,519	$412,173	$460,728
Cost of revenues	75,150	86,598	197,572	244,217
Gross profit	75,433	74,921	214,601	216,511
Gross profit %	50.1%	46.4%	52.1%	47.0%

Research, development and engineering	11,989	13,936	32,871	41,873
Selling, general and administrative	31,642	35,193	85,867	98,969
Total operating expenses	43,631	49,129	118,738	140,842
Operating income	31,802	25,792	95,863	75,669
Operating income %	21.1%	16.0%	23.3%	16.4%

Interest and other income (expense), net	2,145	858	3,393	2,841
Income before income taxes	33,947	26,650	99,256	78,510
Income tax expense	9,505	7,195	27,792	21,197
Net income	$24,442	$19,455	$71,464	$57,313

% of Net revenues	16.2%	12.0%	17.3%	12.4%

Diluted earnings per common share	$0.48	$0.40	$1.41	$1.18
Shares used in diluted per share calculations	51,365	48,165	50,811	48,768

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED STATEMENTS OF OPERATIONS
		Quarter Ended		Nine Months Ended
		December 31,		December 31,
		2005		2005

Net revenues		$60,993		$82,918
Cost of revenues		41,888		58,252
Gross profit		19,105		24,666
Gross profit %		31.3%		29.7%

Research, development and engineering		2,044		3,995
Selling, general and administrative		7,937		11,876
Total operating expenses		9,981		15,871
Operating income		9,124		8,795
Operating income %		15.0%		10.6%

Interest and other income (expense), net		(1,454)		(2,174)
Income before income taxes		7,670		6,621
Income tax expense		5,112		6,516
Net income		$2,558		$105

% of Net revenues		4.2%		0.1%

Diluted earnings per common share		$0.05		$0.00
Shares used in diluted per share calculations		48,165		48,768

Summary of Unaudited Statements of Operations and Related Data

	Q104	Q204	Q304	Q404	FY04	Q105	Q205	Q305	Q405	FY05	Q106	Q206 *	Q306	FY06 *
Net revenues	$92,786	$95,117	$107,622	$121,440	$416,965	$131,370	$130,220	$150,583	$147,822	$559,995	$148,909	$172,225	$222,512	$543,646
Cost of revenues	47,319	46,351	51,381	55,944	200,995	61,703	60,719	75,150	73,965	271,537	75,760	98,223	128,486	302,469
Gross profit	45,467	48,766	56,241	65,496	215,970	69,667	69,501	75,433	73,857	288,458	73,149	74,002	94,026	241,177
Gross profit %	49.0%	51.3%	52.3%	53.9%	51.8%	53.0%	53.4%	50.1%	50.0%	51.5%	49.1%	43.0%	42.3%	44.4%

Research, development and engineering	8,605	8,247	8,834	9,774	35,460	10,044	10,838	11,989	12,345	45,216	13,766	16,122	15,980	45,868
Selling, general and administrative	21,153	22,984	23,649	27,970	95,756	28,920	25,305	31,642	30,754	116,621	29,892	37,823	43,130	110,845
Operating expenses	29,758	31,231	32,483	37,744	131,216	38,964	36,143	43,631	43,099	161,837	43,658	53,945	59,110	156,713

Operating income	15,709	17,535	23,758	27,752	84,754	30,703	33,358	31,802	30,758	126,621	29,491	20,057	34,916	84,464
Operating income %	16.9%	18.4%	22.1%	22.9%	20.3%	23.4%	25.6%	21.1%	20.8%	22.6%	19.8%	11.6%	15.7%	15.5%

Income before income taxes	16,201	17,676	25,170	27,452	86,499	31,038	34,271	33,947	31,104	130,360	29,723	21,088	34,320	85,131
Income tax expense	4,860	5,303	7,551	6,506	24,220	8,691	9,596	9,505	5,048	32,840	8,025	7,381	12,307	27,713
Income tax expense as a percent
of income before taxes	30.0%	30.0%	30.0%	23.7%	28.0%	28.0%	28.0%	28.0%	16.2%	25.2%	27.0%	35.0%	35.9%	32.6%

Net income	11,341	12,373	17,619	20,946	62,279	22,347	24,675	24,442	26,056	97,520	21,698	13,707	22,013	57,418
Diluted shares outstanding	45,077	46,372	47,501	50,068	47,492	50,428	50,638	51,365	51,026	50,821	49,335	49,007	48,165	48,768
EPS	$0.25	$0.27	$0.37	$0.42	$1.31	$0.44	$0.49	$0.48	$0.51	$1.92	$0.44	$0.28	$0.46	$1.18

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact Center	62,080	64,192	66,776	80,840	273,888	82,815	86,204	92,470	104,846	366,335	105,425	107,475	114,290	327,190
Mobile	18,518	18,370	29,528	25,914	92,330	34,458	28,815	35,469	26,520	125,262	26,868	26,682	29,973	83,523
Gaming and Computer	5,463	5,679	5,807	6,752	23,701	6,992	8,515	15,259	9,038	39,804	9,344	8,906	9,419	27,669
Other specialty products	6,725	6,876	5,511	7,934	27,046	7,105	6,686	7,385	7,418	28,594	7,272	7,237	7,837	22,346
Audio Entertainment Group	-	-	-	-	-	-	-	-	-	-	-	21,925	60,993	82,918

Net revenues by geographical area from unaffiliated customers:
Domestic	64,924	64,929	66,484	80,880	277,217	89,088	89,375	100,587	96,480	375,530	96,685	113,431	139,033	349,149
International	27,862	30,188	41,138	40,560	139,748	42,282	40,845	49,996	51,342	184,465	52,224	58,794	83,479	194,497

Balance Sheet accounts and metrics:
Accounts receivable, net **	49,285	51,364	63,612	64,344	64,344	68,039	73,345	89,178	87,558	87,558	88,576	115,078	126,169	126,169
Days sales outstanding	48	49	53	52		47	51	53	53		54	60	51
Inventory, net	37,510	37,764	39,178	40,762	40,762	47,418	65,940	75,074	60,201	60,201	56,441	99,167	106,573	106,573
Inventory turns	5.0	4.9	5.2	5.2		5.2	3.7	4.0	4.9		5.4	4.0	4.8

* Includes Altec Lansing since the acquisition as of August 18, 2005.
** Certain balances related to other receivables have been reclassified from accounts receivable, net to other current assets, to represent March 31, 2005 classifications.